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                        BOLT BERANEK AND NEWMAN INC.
                                EXHIBIT 11.1
                      COMPUTATION OF NET LOSS PER SHARE

(000's except per-share data)

                                               Three Months Ended
                                 ____________________________________________
                                  December 31, 1993        December 31, 1992
                                 ___________________      ___________________
                                              Fully                    Fully
                                  Primary    Diluted      Primary     Diluted
                                  _______    _______      _______     _______

Weighted average
   shares outstanding             16,079     16,079       15,599      15,599

Incremental shares from use
   of treasury stock method
   for stock options                (a)        (a)          (a)         (a)
                                  _______    _______      _______     _______
Shares used in per-share
   calculations                   16,079     16,079       15,599      15,599
                                  =======    =======      =======     =======

Net loss                         $(1,666)   $(1,666)    $(25,135)   $(25,135)
                                  =======    =======      =======     =======

Net loss per share                $ (.10)    $ (.10)      $(1.61)     $(1.61)
                                  =======    =======      =======     =======


                                               Six Months Ended
                                 ____________________________________________
                                  December 31, 1993        December 31, 1992
                                 ___________________      ___________________
                                              Fully                    Fully
                                  Primary    Diluted      Primary     Diluted
                                  _______    _______      _______     _______

Weighted average
   shares outstanding             16,029     16,029       15,654      15,654

Incremental shares from use
   of treasury stock method
   for stock options                (a)        (a)          (a)         (a)
                                  _______    _______      _______     _______
Shares used in per-share
   calculations                   16,029     16,029       15,654      15,654
                                  =======    =======      =======     =======

Net loss                         $(3,613)   $(3,613)    $(25,007)   $(25,007)
                                  =======    =======      =======     =======

Net loss per share                $ (.23)    $ (.23)      $(1.60)     $(1.60)
                                  =======    =======      =======     =======


(a) Incremental shares were not used as their effect would be antidilutive.
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